SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2004

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-00041	94-3019135
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5918 Stoneridge Mall Road, Pleasanton, California 94588

(Address of principal executive offices) (Zip Code)

(925) 467-3000

(Registrants’ telephone number, including area code)

N/A

(former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

DEBT OFFERING

On August 12, 2004, we completed an underwritten offering of $500,000,000 aggregate principal amount of our 4.950% Notes Due 2010 and $250,000,000 aggregate principal amount of our 5.625% Notes Due 2014 (collectively, the “Notes”) under our registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2004 (File No. 333-117692), as amended by Pre-Effective Amendment No. 1 as filed with the Commission on August 4, 2004, a base prospectus dated August 4, 2004 and an accompanying prospectus supplement dated August 5, 2004 relating to our offer and sale of the Notes.

The sale of the Notes was underwritten by Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Barclays Capital Inc., BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, Piper Jaffray & Co. and Wells Fargo Securities, LLC, pursuant to an underwriting agreement dated August 5, 2004. The terms and conditions of the Notes and related matters are set forth in the Indenture dated as of September 10, 1997, between us and The Bank of New York, as trustee, (the “Indenture”) and, pursuant to Sections 2.2 and 10.4 of the Indenture, the Officers’ Certificate filed as Exhibit 4.2 hereto.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) The following exhibits are filed as part of this Report:

1.1	Underwriting Agreement, dated August 5, 2004, by and among Safeway Inc. and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Barclays Capital Inc., BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, Piper Jaffray & Co. and Wells Fargo Securities, LLC.

4.1	Indenture, dated as of September 10, 1997, between Safeway Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K dated September 10, 1997).

4.2	Officers’ Certificate, dated as of August 12, 2004, pursuant to Sections 2.2 and 10.4 of the Indenture.

4.3	Form of 4.950% Note Due 2010.

4.4	Form of 5.625% Note Due 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2004

SAFEWAY INC.

By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President and General Counsel

EXHIBIT INDEX

1.1	Underwriting Agreement, dated August 5, 2004, by and among Safeway Inc. and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Barclays Capital Inc., BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, Piper Jaffray & Co. and Wells Fargo Securities, LLC.

4.1	Indenture, dated as of September 10, 1997, between Safeway Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K dated September 10, 1997).

4.2	Officers’ Certificate, dated as of August 12, 2004, pursuant to Sections 2.2 and 10.4 of the Indenture.

4.3	Form of 4.950% Note Due 2010.

4.4	Form of 5.625% Note Due 2014.